Exhibit 99(h)

Merrill Lynch

C/O PROXY SERVICES
P.O. BOX 9112
FARMINGDALE, NY 11735

VOTE BY INTERNET - www.proxyvote.com
Use the internet to transmit voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on XXXXXXXX. Have this proxy card in hand when you access the web site and follow the instructions to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to help protect the environment and reduce the costs incurred by Merrill Lynch & Co., Inc. in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit voting instructions up until 11:59 p.m. Eastern time on XXXXXXXX. Have this proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date this proxy card and return it in the postage-paid envelope provided or return it to Merrill Lynch & Co., Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: MLNCH1 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

MERRILL LYNCH & CO., INC.

The Board of Directors recommends a vote FOR proposals (1), (2) and (3).

The Board Recommends ↓

	FOR	AGAINST	ABSTAIN
(1) Adopt the Agreement and Plan of Merger, dated as of September 15, 2008, by and between Merrill Lynch & Co., Inc. and Bank of America Corporation	0	0	0
(2) Approve the amendment to the Restated Certificate of Incorporation of Merrill Lynch & Co. Inc.	0	0	0
(3) Approve adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting for the foregoing proposals	0	0	0

For comments and/or address changes, please check this box and write them on the other side of this card. 0

Please indicate if you plan to attend this meeting. 0 Yes 0 No

If you want to vote shares held in a brokerage account at Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") in person at the Special Meeting, you must obtain a proxy from MLPF&S. Please check YES to the right to receive such a proxy. Yes 0 No 0

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

MERRILL LYNCH & CO., INC. PROXY Special Meeting Important Notice Regarding Internet Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement are available at http://www.ml.com/specialmeetingmaterials/2008/proxystatement MERRILL LYNCH & CO., INC. Special Meeting of Shareholders 8:00 AM Eastern timeMerrill Lynch Headquarters 4 World Financial Center New York, New York PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Rosemary T. Berkery, Nelson Chai and Gregory J. Fleming hereby are appointed individually as proxies (with full power to act without the others and with full power of substitution) to attend and to vote for the undersigned on the matters listed on the reverse side hereof at the special meeting of stockholders to be held on XXXXXXXX, or at any adjournment or postponement of that meeting and, in their discretion, upon other matters that properly arise at the meeting. This proxy revokes all proxies previously given for the same shares of stock. The shares represented by this proxy will be voted in accordance with instructions given on the back of this card. If this proxy is signed and returned without specific instructions as to any item or all items, it will be voted FOR the adoption of the Agreement and Plan of Merger, FOR approval of the amendment to the Restated Certificate of Incorporation and FOR the approval of an adjournment of the special meeting, if necessary or appropriate. Please vote on the reverse of this card. Sign, date and return this card promptly using the enclosed envelope. Sign exactly as name appears above. Each joint tenant should sign. When signing as attorney, trustee, etc., give full title. Address Changes/Comments: (If you noted any address changes/comments above, please mark corresponding box on the reverse side.) (To be signed on the reverse side)